UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/15/2012

MasterCard Incorporated
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32877

Delaware	13-4172551
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2000 Purchase Street
Purchase, New York 10577-2509
(Address of principal executive offices, including zip code)

(914) 249-2000
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

MasterCard Incorporated (the "Company") announced today that Martina Hund-Mejean, Chief Financial Officer, entered into a pre-arranged stock trading plan to sell a limited amount of the Company's shares of the Company's Class A common stock, par value $0.0001 per share (the "Class A common stock") for personal financial management and tax planning purposes, designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company's insider trading policies regarding stock transactions (the "10b5-1 Plan").

The 10b5-1 Plan, which will increase Ms. Hund-Mejean's overall net share holdings, allows for: (i) the exercise of 7,500 shares of Class A common stock underlying stock option awards, with Ms. Hund-Mejean selling sufficient shares to cover the stock option exercise cost as well as taxes due in respect of the vested stock options while she continues to own the underlying shares following the stock option exercise (the "Net Shares"), and (ii) the simultaneous sale of an amount of shares of Class A common stock (associated with restricted stock unit awards) greater than the Net Shares. Accordingly, following these transactions, Ms. Hund-Mejean's overall number of shares of Class A common stock expected to be owned would increase. The 10b5-1 Plan provides for sales of specified share amounts at specified market prices, subject to specified limitations. Sales pursuant to the 10b5-1 Plan are expected to begin as early as May 15, 2012 and will end no later than July 15, 2012. The 10b5-1 Plan may terminate sooner in accordance with its terms.

Ms. Hund-Mejean will continue to be subject to the Company's executive stock ownership guidelines until reaching the age of 62, whereby she is encouraged to hold at least four times her base salary in stock. For purposes of the stock ownership guidelines, shares of Class A Common Stock held directly or indirectly by Ms. Hund-Mejean are included; however, restricted stock units, performance stock units and unexercised stock options held are excluded.

Transactions made under the 10b5-1 Plan will be disclosed publicly through Form 4 filings with the U.S. Securities and Exchange Commission. Except as may be required by law, the Company does not undertake to report on specific Rule 10b5-1 pre-planned stock trading plans of Company officers, nor to report modifications or terminations of the aforementioned 10b5-1 Plan or the plan of any other individual.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date: March 16, 2012	By:	/s/ Noah J. Hanft
Noah J. Hanft
General Counsel, Chief Franchise Integrity Officer and Corporate Secretary